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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): JULY 3, 1997
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                           UNO RESTAURANT CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                1-9573                            04-2953702
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      (Commission File Number)       (I.R.S. Employer Identification No.)


           100 CHARLES PARK ROAD, WEST ROXBURY, MASSACHUSETTS 02132
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           (Address of Principal Executive Offices)      (Zip Code)


      Registrant's Telephone Number, Including Area Code: (617) 323-9200
                                                          --------------


        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

Uno Restaurant Corporation (the "Company") announced on July 3, 1997 plans to take a $4 million pre-tax charge in the third quarter ended June 29, 1997 in accordance with Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of" (FAS 121). The charge relates principally to the non-cash write-off to fair market value of assets associated with two Pizzeria Uno restaurants, which have accounted for operating losses of approximately $350,000 during the past twelve months.

Excluding the FAS 121 charge, earnings for the third quarter are expected to be $.13 per share. For the same quarter last year, the Company reported earnings of $.12 per share. As a result of the FAS 121 charge, which is $2,640,000 on an after-tax basis, or $.22 per share, the Company expects to report a net loss of approximately $.09 per share for the third quarter, when its final earnings report is issued on Tuesday, July 15, 1997.

The Company also announced that it expects to report earnings of approximately $.17 to $.19 per share for the fourth fiscal quarter ending September 28, 1997, compared to earnings of $.19 per share for the fourth quarter last year. Consequently, the Company expects that earnings for fiscal year 1997 will be $.45 to $.47 per share, excluding the FAS 121 charge of $.22 per share noted previously.

Regarding third quarter performance, comparable store sales for the quarter were (-2.8%) below last year's level. Comparable store sales for the month of June were (-6.9%) below the corresponding period last year. The Company anticipated weaker sales from June through August this year based on its decision to forego television and radio advertising. Last year during June and July, the Company advertised on radio and television. Management expects that the impact of lower advertising expenses will offset the effect of anticipated lower sales.

Forward-looking statements in this Current Report on Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, the Company's ability to open new restaurants and operate new and existing restaurants profitably, changes in local, regional and national economic conditions, especially economic conditions in the areas in which the Company's restaurants are concentrated, changes in the timing and extent of advertising, adverse weather conditions, increasingly intense competition in the casual-dining segment of the restaurant industry, increases in food, labor, employee benefits and similar costs, and other risks detailed from time to time in the Company's periodic earnings releases and reports filed with the Securities and Exchange Commission.





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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    UNO RESTAURANT CORPORATION
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                                    (Registrant)


Dated: July 7, 1997                 /s/ Robert M. Brown
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                                    Robert M. Brown,
                                    Senior Vice President